Roper Technologies announces first quarter financial results
Increasing full year guidance

Sarasota, Florida, April 26, 2024 ... Roper Technologies, Inc. (Nasdaq: ROP) reported financial results for the first quarter ended March 31, 2024. The results in this press release are presented on a continuing operations basis.

First quarter 2024 highlights

•Revenue increased 14% to $1.68 billion; organic revenue increased 8%
•GAAP DEPS increased 33% to $3.54; adjusted DEPS increased 13% to $4.41
•GAAP net earnings increased 34% to $382 million
•Adjusted EBITDA increased 16% to $676 million
•Operating cash flow increased 14% to $531 million

"We had a great start to 2024, highlighted by 14% total revenue growth, 8% organic revenue growth, 16% EBITDA growth, and a 31% free cash flow margin," said Neil Hunn, Roper Technologies’ President and CEO. "Our businesses continued to execute at a high level, while further innovating and investing to drive durable, long-term growth. We completed our acquisition of Procare during the first quarter and remain excited about the value creation opportunity this represents for Roper."

"We are increasing our full year 2024 outlook, supported by our strong first quarter results, continued customer demand for our businesses' mission critical solutions, and the ongoing expansion of our recurring revenue base. With significant M&A capacity and a robust pipeline of attractive acquisition opportunities, we remain well positioned to execute our disciplined and process-driven capital deployment strategy," concluded Mr. Hunn.

Increasing 2024 guidance

Roper now expects full year 2024 adjusted DEPS of $18.05 - $18.25, compared to previous guidance of $17.85 - $18.15.

For the second quarter of 2024, the Company expects adjusted DEPS of $4.42 - $4.46.

The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures.

Conference call to be held at 8:00 AM (ET) today

A conference call to discuss these results has been scheduled for 8:00 AM ET on Friday, April 26, 2024. The call can be accessed via webcast or by dialing +1 800-836-8184 (US/Canada) or +1 646-357-8785, using conference code 02972. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 646-517-4150 with access code 02972#.

Use of non-GAAP financial information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Minority interests

Following the sale of a majority stake in its industrial businesses to CD&R, Roper holds a minority interest in Indicor. The fair value of Roper’s equity investment in Indicor is updated on a quarterly basis and reported as "equity investments (gain) loss, net." Roper also holds a minority interest in Certinia, a leading provider of professional services automation software. The Company’s investment is accounted for under the equity method and its proportionate share of earnings or loss associated with this investment is reported as "equity investments (gain) loss, net." Roper makes non-GAAP adjustments for the impacts associated with these investments.

Table 1: Revenue and adjusted EBITDA reconciliation ($M) (from continuing operations)
	Q1 2023	Q1 2024	V %
GAAP revenue	$1,470	$1,681	14%

Components of revenue growth
Organic			8%
Acquisitions			6%
Foreign exchange			—%
Revenue growth			14%

Adjusted EBITDA reconciliation
GAAP net earnings	$284	$382
Taxes	76	102
Interest expense	37	53
Depreciation	9	9
Amortization	175	185
EBITDA	$581	$731	26%

Transaction-related expenses for completed acquisitions	—	2
Financial impacts associated with the minority investments in Indicor & Certinia A	1	(57)
Adjusted EBITDA	$582	$676	16%
% of revenue	39.6%	40.2%	+60 bps

Table 2: Adjusted DEPS reconciliation (from continuing operations)
	Q1 2023	Q1 2024	V %
GAAP DEPS	$2.66	$3.54	33%
Transaction-related expenses for completed acquisitions	—	0.01
Financial impacts associated with the minority investments in Indicor & Certinia A	(0.02)	(0.45)
Amortization of acquisition-related intangible assets B	1.26	1.31
Adjusted DEPS	$3.90	$4.41	13%

Table 3: Cash flow reconciliation ($M) (from continuing operations)
	Q1 2023	Q1 2024	V %
Operating cash flow	$465	$531	14%
Capital expenditures	(10)	(9)
Capitalized software expenditures	(10)	(10)
Free cash flow	$445	$513	15%

Table 4: Forecasted adjusted DEPS reconciliation (from continuing operations)
	Q2 2024		FY 2024
	Low end	High end	Low end	High end
GAAP DEPS C	$3.07	$3.11	$12.71	$12.91
Transaction-related expenses for completed acquisitions	—	—	0.01	0.01
Financial impacts associated with the minority investments in Indicor & Certinia A	TBD	TBD	TBD	TBD
Amortization of acquisition-related intangible assets B	1.35	1.35	5.33	5.33
Adjusted DEPS	$4.42	$4.46	$18.05	$18.25

Footnotes:

A.	Adjustments related to the financial impacts associated with the minority investments in Indicor & Certinia as shown below ($M, except per share data). Forecasted results do not include any potential impacts associated with our minority investments in Indicor or Certinia, as these potential impacts cannot be reasonably predicted. These impacts will be excluded from all non-GAAP results in future periods.

		Q1 2023A	Q1 2024A	Q2 2024E	FY 2024E
	Pretax	$1	$(57)	TBD	TBD
	After-tax	$(2)	$(48)	TBD	TBD
	Per share	$(0.02)	$(0.45)	TBD	TBD

B.	Actual results and forecast of estimated amortization of acquisition-related intangible assets as shown below ($M, except per share data). These adjustments are taxed at 21%.

		Q1 2023A	Q1 2024A	Q2 2024E	FY 2024E
	Pretax	$170	$178	$185	$730
	After-tax	$135	$141	$147	$577
	Per share	$1.26	$1.31	$1.35	$5.33

C.	Forecasted GAAP DEPS do not include any potential impacts associated with our minority investments in Indicor or Certinia. These impacts will be excluded from all non-GAAP results in future periods.

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the Nasdaq 100, S&P 500, and Fortune 1000. Roper has a proven, long-term track record of compounding cash flow and shareholder value. The Company operates market leading businesses that design and develop vertical software and technology enabled products for a variety of defensible niche markets. Roper utilizes a disciplined, analytical, and process-driven approach to redeploy its excess capital toward high-quality acquisitions. Additional information about Roper is available on the Company’s website at www.ropertech.com.

Contact information:
Investor Relations
941-556-2601
investor-relations@ropertech.com

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, acquired businesses, including obtaining any required regulatory approvals with respect thereto. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, including risks related to labor shortages and rising interest rates, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, cybersecurity and data privacy risks, including litigation resulting therefrom, risks related to political instability, armed hostilities, incidents of terrorism, public health crises (such as the COVID-19 pandemic) or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, including as a result of the current inflationary environment and ongoing supply chain constraints, environmental compliance costs and liabilities, risks and cost associated with litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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Roper Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	March 31, 2024	December 31, 2023
ASSETS:

Cash and cash equivalents	$198.4	$214.3
Accounts receivable, net	763.5	829.9
Inventories, net	126.0	118.6
Income taxes receivable	25.2	47.7
Unbilled receivables	118.2	106.4
Other current assets	194.4	164.5
Total current assets	1,425.7	1,481.4

Property, plant and equipment, net	119.6	119.6
Goodwill	18,310.8	17,118.8
Other intangible assets, net	8,830.9	8,212.1
Deferred taxes	31.2	32.2
Equity investments	852.5	795.7
Other assets	407.8	407.7
Total assets	$29,978.5	$28,167.5

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Accounts payable	$145.2	$143.0
Accrued compensation	165.2	250.0
Deferred revenue	1,507.7	1,583.8
Other accrued liabilities	464.2	446.5
Income taxes payable	127.5	40.4
Current portion of long-term debt, net	499.7	499.5
Total current liabilities	2,909.5	2,963.2

Long-term debt, net of current portion	7,222.3	5,830.6
Deferred taxes	1,624.9	1,513.1
Other liabilities	424.2	415.8
Total liabilities	12,180.9	10,722.7

Common stock	1.1	1.1
Additional paid-in capital	2,837.1	2,767.0
Retained earnings	15,118.0	14,816.3
Accumulated other comprehensive loss	(141.9)	(122.8)
Treasury stock	(16.7)	(16.8)
Total stockholders’ equity	17,797.6	17,444.8
Total liabilities and stockholders’ equity	$29,978.5	$28,167.5

Roper Technologies, Inc.
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended March 31,
	2024	2023
Net revenues	$1,680.7	$1,469.7
Cost of sales	499.7	451.1
Gross profit	1,181.0	1,018.6

Selling, general and administrative expenses	699.7	617.6
Income from operations	481.3	401.0

Interest expense, net	53.2	37.4
Equity investments (gain) loss, net	(57.0)	1.2
Other expense, net	1.2	2.3

Earnings before income taxes	483.9	360.1

Income taxes	101.9	75.8

Net earnings from continuing operations	382.0	284.3

Net loss from discontinued operations	—	(1.2)

Net earnings	$382.0	$283.1

Net earnings per share from continuing operations:
Basic	$3.57	$2.67
Diluted	$3.54	$2.66

Net loss per share from discontinued operations:
Basic	$—	$(0.01)
Diluted	$—	$(0.01)

Net earnings per share:
Basic	$3.57	$2.66
Diluted	$3.54	$2.65

Weighted average common shares outstanding:
Basic	107.0	106.3
Diluted	107.9	107.0

Roper Technologies, Inc.
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three months ended March 31,
	2024		2023
	Amount	%	Amount	%
Net revenues:
Application Software	$895.2		$761.4
Network Software	370.8		354.5
Technology Enabled Products	414.7		353.8
Total	$1,680.7		$1,469.7

Gross profit:
Application Software	$625.7	69.9%	$520.5	68.4%
Network Software	316.3	85.3%	299.4	84.5%
Technology Enabled Products	239.0	57.6%	198.7	56.2%
Total	$1,181.0	70.3%	$1,018.6	69.3%

Operating profit*:
Application Software	$239.6	26.8%	$193.2	25.4%
Network Software	167.0	45.0%	147.5	41.6%
Technology Enabled Products	136.2	32.8%	115.5	32.6%
Total	$542.8	32.3%	$456.2	31.0%

* Segment operating profit is before unallocated corporate general and administrative expenses and enterprise-wide stock-based compensation. These expenses were $61.5 and $55.2 for the three months ended March 31, 2024 and 2023, respectively.

Roper Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)
	Three months ended March 31,
	2024	2023
Cash flows from operating activities:
Net earnings from continuing operations	$382.0	$284.3
Adjustments to reconcile net earnings from continuing operations to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	9.2	8.6
Amortization of intangible assets	185.0	175.1
Amortization of deferred financing costs	2.2	2.6
Non-cash stock compensation	33.6	29.6
Equity investments (gain) loss, net	(57.0)	1.2
Income tax provision	101.9	75.8
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	79.4	98.0
Unbilled receivables	(12.2)	(8.7)
Inventories	(7.9)	(3.8)
Accounts payable	0.3	11.2
Other accrued liabilities	(69.3)	(103.7)
Deferred revenue	(70.5)	(61.4)
Cash income taxes paid	(19.0)	(16.0)
Other, net	(26.2)	(27.9)
Cash provided by operating activities from continuing operations	531.5	464.9
Cash used in operating activities from discontinued operations	—	(1.2)
Cash provided by operating activities	531.5	463.7

Cash flows used in investing activities:
Acquisitions of businesses, net of cash acquired	(1,858.7)	(1.1)
Capital expenditures	(9.3)	(9.8)
Capitalized software expenditures	(9.6)	(9.9)
Other, net	(1.0)	(2.8)
Cash used in investing activities from continuing operations	(1,878.6)	(23.6)
Cash used in disposition of discontinued operations	—	(3.2)
Cash used in investing activities	(1,878.6)	(26.8)

Cash flows from (used in) financing activities:
Borrowings under revolving line of credit, net	1,390.0	—
Cash dividends to stockholders	(80.5)	(72.3)
Proceeds from stock-based compensation, net	21.7	15.1
Treasury stock sales	5.8	4.7
Other, net	(0.1)	—
Cash provided by (used in) financing activities	1,336.9	(52.5)

Effect of exchange rate changes on cash	(5.7)	4.4

Net increase (decrease) in cash and cash equivalents	(15.9)	388.8

Cash and cash equivalents, beginning of period	214.3	792.8

Cash and cash equivalents, end of period	$198.4	$1,181.6